UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2016

Date of Report (Date of earliest event reported)

EVERGREEN-AGRA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612

(Address of principal executive offices) (Zip Code)

604.764.7646

Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The Issuer is currently preparing its submission to be dually listed on the Canadian Venture Exchange.

All shareholders that have paid for their shares in Evergreen-Agra, Inc. (US) will receive on a 1:1 basis dividend shares in the Canadian Company.

The Issuer will also be applying for a listing on the Frankfurt Exchange, no dividend shares will be issued on this listing.

The Issuer over the next 90 days and onwards will be announcing the assets it will be vending into Evergreen-Agra, Inc.

The Issuer will be taking a an aggressive posture within the sector with the ramping up of its operations.

The Issuer has chosen this strategy due to the progressive nature of Canadian Law in the Sector.

The Issuer is in the final phases of its research, development and initial beta testing of “True Synthetics”. The Synthetics are to include and notwithstanding Cannabis, CBD Oils, Rubs and THC, further insight into our developments will be disseminated as material events are achieved and presented for FDA and Health Canada review and approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly ca used this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evergreen-Agra, Inc.

Date: November 7, 2016	By:	/s/ Rene Hamouth
Rene Hamouth
Chairman of the Board / Director

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